UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2013

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54756
(Commission File Number)

N/A
(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA 95129
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (408) 538-3373

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Effective March 5, 2013, we entered into a Supplemental Agreement with EnviroTechnologies Inc. and EnviroResolutions Inc. (“EnviroResolutions”).  The Supplemental Agreement amends the Representation Agreement between Pacific Green Group Limited and EnviroResolutions Inc. dated June 7, 2010, which was later assigned to us from Pacific Green Group Limited in connection with an Assignment and Share Transfer Agreement dated June 14, 2012.  The Supplemental Agreement entitles our company to a commission of equal to 50% (previously 20%) of any licensing revenue that may be generated by EnviroTechnologies Inc. in respect of its existing and future technologies.

In addition, pursuant to the Supplemental Agreement, we will receive from EnviroResolutions an amount (the “Fee”) equal to 50% of any assets or consideration received as compensation from Peterborough Renewable Energy Limited (“PREL”) for PREL’s failure to perform a Contingent Sale Agreement dated October 5, 2011 between EnviroResolutions and PREL.  We will receive the Fee for our assistance to EnviroResolutions during their negotiations with PREL regarding PREL’s failure to perform.  The Fee, if any, provided to us will not constitute any repayment of our loans to EnviroResolutions.

Item 9.01	Financial Statements and Exhibits
10.1	Supplemental Agreement dated March 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Jordan Starkman
Jordan Starkman
President, Secretary, Treasurer and Director

Date: March 13, 2013